SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

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Filed by a Party other than the Registrant

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

Aetna Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2002 Aetna Inc.

Notice of Annual Meeting and
Proxy Statement
and
Aetna 2001 Annual Report,
Financial Report

PRELIMINARY PROXY MATERIALS
DATED MARCH 5, 2002
SUBJECT TO COMPLETION

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	John W. Rowe, M.D. Chairman, President and Chief Executive Officer

To Our Shareholders:

Aetna Inc.’s 2002 Annual Meeting of Shareholders will be held on Friday, April 26, 2002, at 9:30 a.m. at our Company Headquarters in Hartford, Connecticut, and I hope you will attend.

This booklet includes the formal notice of the Annual Meeting and Aetna’s 2002 Proxy Statement. This year, for the first time, Aetna’s 2001 Annual Report, Financial Report also is included in this booklet.

At the meeting, in addition to specific agenda items, I will discuss generally the operations of Aetna. I welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

John W. Rowe, M.D.
Chairman, President and Chief Executive Officer
March [     ], 2002

2002 Aetna Inc.

Notice of Annual Meeting
and
Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	William J. Casazza Vice President and Corporate Secretary

Notice of Annual Meeting of Shareholders of Aetna Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Company’s Headquarters, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 26, 2002, at 9:30 a.m. for the following purposes:

1.     To elect three Directors with terms expiring at the Annual Meeting in 2004;

2.     To approve the appointment of KPMG LLP as independent auditors for the current calendar year;

3.     To approve Aetna’s Employee Stock Purchase Plan;

4.     To consider and act on one shareholder proposal, if properly presented at the meeting; and

5.     To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 22, 2002 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Shareholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold Aetna Common Shares in your own name, please signify your intention to attend by checking the appropriate box on your proxy card. If you hold your shares through the Aetna Incentive Savings Plan, please indicate your intention to attend by checking the appropriate box on your voting instruction card. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Corporate Secretary at the above address.

It is important that your shares be represented and voted at the Annual Meeting. You can only vote your shares by marking, signing, dating and promptly returning the enclosed WHITE proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.

This Proxy Statement booklet, including the 2001 Annual Report, Financial Report, and the Company’s 2001 Annual Report are available on Aetna’s Internet site at http://www.[                      ] and http://www.[                      ], respectively.

By order of the Board of Directors,

William J. Casazza
Vice President and Corporate Secretary
March [     ], 2002

Aetna 2001 Annual Report, Financial Report
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
General Information
I. Election of Directors
Nominees for Directorships with Terms Expiring at the 2004 Annual Meeting
Directors Continuing in Office with Terms Expiring at the 2003 Annual Meeting
Directors Continuing in Office with Terms Expiring at the 2004 Annual Meeting
Director Compensation in 2001
Other Information Regarding Directors
Committees of the Board
Certain Transactions and Relationships
Section 16(a) Beneficial Ownership Reporting Compliance
Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers
Beneficial Ownership Table
Executive Compensation
Stock Option Grants Table
Stock Option Exercises and December 31, 2001 Stock Option Value Table
Long-Term Incentive Awards Table
Pension Plan
Other Agreements
Report of the Committee on Compensation and Organization
Report of the Audit Committee
Corporate Performance Graph
II. Appointment of Auditors
III. Approval of Aetna Inc. Employee Stock Purchase Plan
IV. Shareholder Proposal to Implement Cumulative Voting in the Election of Directors
Additional Information
APPENDIX A

Questions and Answers About the Proxy Materials and the Annual Meeting		1

General Information		7

I.	Election of Directors	7
	Nominees for Directorships with Terms Expiring at the 2004

	Annual Meeting	8

	Advance Notice of Shareholder Nominees	9
	Directors Continuing in Office with Terms Expiring at the 2003

	Annual Meeting	10
	Directors Continuing in Office with Terms Expiring at the 2004

	Annual Meeting	12

	Director Compensation in 2001	14

	Other Information Regarding Directors	15

	Committees of the Board	16

	Certain Transactions and Relationships	17

	Section 16(a) Beneficial Ownership Reporting Compliance	17

	Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers	18

	Beneficial Ownership Table	19

	Executive Compensation	21

	Summary Compensation Table	21

	Stock Option Grants Table	23

	Stock Option Exercises and December 31, 2001 Stock Option Value Table	24

	Long-Term Incentive Awards Table	25

	Pension Plan	25

	Other Agreements	26

	Report of the Committee on Compensation and Organization	28

	Report of the Audit Committee	31

	Corporate Performance Graph	33

II.	Appointment of Auditors	34

III.	Approval of Aetna Inc. Employee Stock Purchase Plan	36

IV.	Shareholder Proposal to Implement Cumulative Voting in the Election of Directors	37

Additional Information		38

Appendix A — Aetna Inc. Employee Stock Purchase Plan		A-1

PRELIMINARY PROXY MATERIALS

DATED MARCH 5, 2002
SUBJECT TO COMPLETION
AETNA INC.
151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
March [     ], 2002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 26, 2002

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on April 26, 2002, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed WHITE proxy card are being mailed to shareholders on or about March [     ], 2002.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and certain other required information. Our 2001 Annual Report, Financial Report is included in this booklet and also is available to those accessing this Proxy Statement booklet via the Internet.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are four proposals scheduled to be voted on at the Annual Meeting:

•	The election of three Directors to terms expiring at the 2004 Annual Meeting.

•	Approval of the appointment of KPMG LLP, independent auditors, to audit the consolidated financial statements of Aetna and its subsidiaries (the “Company”) for the year 2002.

•	Approval of Aetna’s Employee Stock Purchase Plan.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors.

Q: WHAT ARE AETNA’S VOTING RECOMMENDATIONS?

A: The Board recommends that you vote your shares FOR each of Aetna’s nominees to the Board, FOR the approval of the appointment of KPMG LLP as the Company’s independent auditors, FOR the approval of Aetna’s Employee Stock Purchase Plan and AGAINST the shareholder proposal.

Q: WHICH OF MY SHARES CAN I VOTE?

A: You may vote all Aetna Inc. Common Shares, par value $.01 per share (“Common Stock”), you owned as of the close of business on February 22, 2002, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s DirectSERVICE Investment Program and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many Aetna shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s Transfer Agent, EquiServe Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a WHITE proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed WHITE proxy card.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

Q: HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You must vote shares you hold directly as the shareholder of record by mail. You may be able to submit voting instructions to your broker or nominee over the Internet or by telephone in addition to submitting them by mail. Please refer to the summary instructions below, and please follow carefully the instructions included on your WHITE proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

•	BY MAIL — You may vote by mail by signing and dating your WHITE proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card, but do not provide instructions, your shares will be voted as described below in WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Q: HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

A: Participants in Aetna’s Incentive Savings Plan (the “ISP”) who receive this Proxy Statement in their capacity as participants in the ISP will receive WHITE voting instruction cards in lieu of proxy cards. The voting instruction cards direct the trustee of the ISP how to vote the shares. Shares held in the ISP may be voted only by marking, signing and dating the voting instruction card and mailing it in the postage prepaid envelope provided. Shares held in the ISP for which no directions are received are voted by the trustee in the same percentage as the shares held in the ISP for which directions are received.

Q: CAN I CHANGE MY VOTE?

A: You may change your vote at any time before the polls close at the Annual Meeting. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting or (2) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee in a manner that allows your broker or nominee sufficient time to vote your shares.

Q: CAN I VOTE AT THE ANNUAL MEETING?

A: You may vote your shares at the Annual Meeting if you attend in person. You may vote shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring to the Annual Meeting a proxy, executed in your favor, from the shareholder of record.

Q: HOW ARE VOTES COUNTED?

A: In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. For all the other proposals, you may vote FOR, AGAINST or ABSTAIN.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A: All shares entitled to vote and represented by properly completed proxy cards received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.

If you sign and date your WHITE proxy card with no further instructions, your shares will be voted (1) FOR the election of each of Aetna’s nominee Directors named on pages 8 and 9 of this Proxy Statement, (2) FOR the approval of KPMG LLP as the Company’s independent auditors for 2002, (3) FOR the approval of Aetna’s Employee Stock Purchase Plan and (4) AGAINST the shareholder proposal.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your WHITE ISP voting instruction card with no further instructions, any shares you hold in the ISP will be voted by the trustee as described above in HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

Q: WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?

A: Shares that you hold directly in your name will not be voted at the Annual Meeting. Shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of Directors, the approval of KPMG LLP as the Company’s independent auditors and the approval of Aetna’s Employee Stock Purchase Plan are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote unvoted shares on those matters. Any shares you hold through Aetna’s ISP will be voted by the trustee as described above in HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all WHITE proxy and WHITE voting instruction cards you receive.

Q: HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

A: In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following these instructions. Shareholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold Aetna Common Stock directly as the shareholder of record, please signify your intention to attend by checking the appropriate box on your proxy card. If you hold your shares through the Aetna Incentive Savings Plan, please indicate your intention to attend by checking the appropriate box on your WHITE voting instruction card. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC4A, Hartford, Connecticut 06156.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will publish results of the meeting in a Quarterly Report on Form 10-Q.

Q: WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Aetna’s Common Stock outstanding as of the close of business on February 22, 2002, the RECORD DATE, is entitled to one vote at the Annual Meeting. On February 22, 2002, we had 144,908,566 shares of Common Stock outstanding.

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A: A majority of the shares of Common Stock outstanding as of the close of business on February 22, 2002 must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Both abstentions and broker nonvotes are counted as present for the purpose of determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS AND HOW WILL VOTES BE COUNTED?

A: Under Pennsylvania corporation law, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast.” Directors are elected by a plurality of votes cast. Shareholder approval of each other proposal to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described above in HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: Aetna will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that you will pay certain expenses for Internet access if you choose to access the proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes for a fee of $18,500 plus reasonable out-of-pocket expenses for these services. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Aetna Common Stock.

Q: DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A: Yes. Aetna offers shareholders of record the option to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2002 Aetna Inc. Notice of Annual Meeting and Proxy Statement and Aetna 2001 Annual Report, Financial Report and Aetna’s 2001 Annual Report are available on Aetna’s Internet site at http://www.[           ] and http://www.[           ] respectively. Under Pennsylvania law, Aetna may provide shareholders who give the Company their e-mail address with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose this option and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “HOW DO I ELECT THIS OPTION?” below. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future proxy statements and annual reports over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. That notice will include instructions and contain the Internet address of those materials.

Many shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q: HOW DO I ELECT THIS OPTION?

A: If you are a record shareholder and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet, instead of receiving paper copies of these documents, please do the following:

(1) You will need your account number, which can be found above your name and address on your dividend check stub, and your social security number, if you have a social security number.

(2) Go to web site http://www.econsent.com/aet.

(3) Review Important Considerations and Frequently Asked Questions.

(4) Follow the prompts.

Q: ARE ANY DIRECTORS NOT STANDING FOR RE-ELECTION?

A: Yes. William H. Donaldson is retiring from the Board as of the Annual Meeting because he has reached our mandatory retirement age. Under the terms of Aetna’s By-Laws, the Board has reduced the size of the Board to eleven members effective immediately prior to the opening of the Annual Meeting. In the future, the Board may increase the size of the Board and appoint new Directors.

Q: WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?

A: If for any unforeseen reason any of Aetna’s nominees is not available as a candidate for Director, the persons named as proxy holders may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the election of Directors and other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed WHITE proxy card, the persons named as proxies on the enclosed WHITE proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future annual meetings, including Director nominations.

•	SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for next year’s Annual Meeting, the written proposal must be RECEIVED by the Corporate Secretary no later than November [ ], 2002. SUCH PROPOSALS MUST BE SENT TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RC4A, HARTFORD, CT 06156. Such proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90 day advance notice requirement relates only to matters a shareholder wishes to bring before the Annual Meeting from the floor. It does not apply to proposals that a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

•	NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. In addition, Aetna’s By-Laws permit shareholders to nominate Directors at a shareholder meeting. In order to make a Director nomination at a shareholder meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws.

•	COPY OF BY-LAWS PROVISIONS: You may contact the Corporate Secretary at Aetna’s Headquarters for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates.

Q: MAY SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A: Yes. You can ask questions regarding each of the items to be voted on when those items are discussed at the meeting. Also, shareholders will be given an opportunity to ask questions of general interest at the end of the Annual Meeting.

General Information

Prior to December 13, 2000, Aetna, a Pennsylvania corporation (formerly Aetna U.S. Healthcare Inc.), was a subsidiary of a Connecticut corporation named Aetna Inc. (“former Aetna”). On December 13, 2000, Aetna changed its name to Aetna Inc., and Aetna’s Common Stock was distributed by former Aetna to its shareholders in a spin-off. As part of the same transaction, former Aetna, which was then comprised of its financial services and international businesses, merged with a subsidiary of ING Groep N.V. (collectively, the “Transaction”). Where indicated, the information contained in this Proxy Statement relates to former Aetna prior to the Transaction; otherwise the information contained in this Proxy Statement relates to the Company.

I.       Election of Directors

Aetna will nominate three individuals for election as Directors at the Annual Meeting. The terms of office for the Directors to be elected at this meeting (the “Nominees”) will run until the Annual Meeting in 2004 and until their successors are duly elected and qualified. The Nominees, together with the eight Directors whose terms continue beyond the Annual Meeting (the “Continuing Directors”), will comprise the Board. At and after Aetna’s Annual Meeting in 2004, shareholders will elect all Directors annually for a one-year term.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees and the Continuing Directors as of the date of the Annual Meeting, the year each first became a Director of Aetna, the principal occupation and publicly traded company directorships of each as of February 22, 2002, and a brief description of the business experience of each for at least the last five years.

On July 19, 1996, Aetna Life and Casualty Company (“AL&C”) and Aetna (then known as U.S. Healthcare, Inc. (“USHC”)) consummated a transaction pursuant to which each became a wholly-owned subsidiary of former Aetna (the “USHC Merger”). The information presented includes a Director’s prior service with AL&C, USHC and former Aetna, as appropriate. Former Aetna, AL&C and USHC are collectively referred to as Aetna’s Predecessors.

The three individuals (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described above under WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?) receiving the greatest number of votes cast at the Annual Meeting will be elected Directors.

The Board recommends a vote FOR each of the three Nominees. If you complete the enclosed WHITE proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of the three Nominees.

Nominees for Directorships with Terms Expiring at the 2004 Annual Meeting

Director since 2000 Director of Aetna’s Predecessors from 1995 to 2000	Ellen M. Hancock, age 59, is the former Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). Mrs. Hancock joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996 and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products).
Director since 2001	Joseph P. Newhouse, age 60, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is a Director of the Division of Health Policy Research and Education, a Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse is the Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Medicare Payment Advisory Commission, a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director since 2000 Director of Aetna’s Predecessors from 1995 to 2000	Judith Rodin, age 57, became President of the University of Pennsylvania in July 1994 where she also holds positions on the faculty as Professor of Psychology in the School of Arts and Sciences, as Professor of Medicine and Psychiatry in the School of Medicine, and as Chair of the Fox Leadership Program. Prior to assuming her current position, Dr. Rodin had served as Provost of Yale University since 1992. Dr. Rodin joined the Yale faculty in 1972, and held teaching and research positions of increasing responsibility in the Department of Psychology. She became a Professor of Psychology in 1979 and a Professor of Medicine and Psychiatry in 1985, and served as Chair of the Department of Psychology from 1989 to 1991 and Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin has published more than 200 articles and chapters in academic publications and authored or co-authored ten books. Dr. Rodin is a director of AMR Corporation and its subsidiary, American Airlines, Inc. and Electronic Data Systems Corporation (information technology services) and a director of 43 of the mutual funds managed by The BlackRock Funds.

Advance Notice of Shareholder Nominees

Providence Investors, LLC, which purports to be the beneficial owner of 1,000 shares of Common Stock, has notified Aetna of its intention to nominate four individuals in opposition to the three nominees of your Board. According to information provided by Providence Investors, LLC, for which Aetna disclaims any responsibility, these individuals are: Herbert A. Denton, President, Providence Capital, 730 Fifth Avenue, Suite 2101, New York, NY 10019; Chris C. Riedel, private investor, 213 Forrester Road, Los Gatos, CA 95032; Lawrence G. Schafran, Managing General Partner of L.G. Schafran & Associates, LLC, Banyon Strategic Realty Trust, 2625 Butterfield, IL 60523; and James F. Bingham, Jr., Chief Financial Officer, Winklevoss Group, The Winklevoss Group, 500 West Putnam Avenue, Greenwich, CT 06830.

Directors Continuing in Office with Terms Expiring at the 2003 Annual Meeting

Director since 2000 Director of Aetna’s Predecessors from 1994 to 2000	Betsy Z. Cohen, age 60, is Chairman, Chief Executive Officer and trustee of Resource Asset Investment Trust (real estate investment trust), a position she assumed in August 1997. She also serves as Chief Executive Officer of The Bancorp.com, Inc. (Internet banking and financial services). From 1999 to 2000, Mrs. Cohen also had served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc. where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC and is a trustee of Corporate Office Properties Trust.
Director since 2000 Director of Aetna’s Predecessors from 2000	Jeffrey E. Garten, age 55, is the Dean of the Yale School of Management, a position he assumed in 1995. Mr. Garten held senior posts on the White House Staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of Calpine Corporation (power company) and a director of 50 Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy, The Big Ten: Big Emerging Markets and How They Will Change Our Lives and The Mind of the CEO, and he writes a monthly column for Business Week magazine. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director since 2000 Director of Aetna’s Predecessors from 1990 to 2000	Jack D. Kuehler, age 69, retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information- handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler is a director of Arch Chemicals Inc. (specialty chemicals), EasyLink Services Corporation (Internet service provider) and The Parsons Corporation (heavy construction and engineering services). He also is a member of the National Academy of Engineering and a fellow of the Institute of Electrical and Electronics Engineers, Inc.
Director since 2000 Director of Aetna’s Predecessors from 2000	John W. Rowe, M.D., age 57, is Chairman, President and Chief Executive Officer of Aetna. He was appointed Chairman of Aetna on April 1, 2001 and was appointed President and Chief Executive Officer of Aetna on September 15, 2000, when Aetna was the health and related benefits subsidiary of former Aetna. Dr. Rowe continued in his role as President and Chief Executive Officer of Aetna following the Transaction. Dr. Rowe also served as an executive officer of former Aetna from September 15, 2000 until the Transaction. Prior to joining Aetna, Dr. Rowe served as President and Chief Executive Officer of Mount Sinai NYU Health, a position he assumed in 1998 after overseeing the 1998 merger of the Mount Sinai and NYU Medical Centers. Dr. Rowe joined The Mount Sinai Hospital and the Mount Sinai School of Medicine as President in 1988. Before that, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at Harvard Medical School and Chief of Gerontology at Boston’s Beth Israel Hospital. He has authored over 200 scientific publications, mostly on the physiology of the aging process, and a leading textbook of geriatric medicine. Dr. Rowe has received many honors and awards for his research and health policy efforts regarding care of the elderly. He was Director of the MacArthur Foundation Research Network on Successful Aging and is co-author, with Robert Kahn, Ph.D., of Successful Aging. Dr. Rowe is a member of the Institute of Medicine of the National Academy of Sciences and the Medicare Payment Advisory Commission. He also is a director of Cantel Medical Corporation (infection prevention and control products and diagnostic and medical equipment).

Directors Continuing in Office with Terms Expiring at the 2004 Annual Meeting

Director since 2000 Director of Aetna’s Predecessors from 1979 to 1992 and from 1993 to 2000	Barbara Hackman Franklin, age 62, is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and international trade consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Before her appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. Ms. Franklin also served as Alternate Representative to the 44th Session of the United Nations General Assembly and as a public member of the Board of the American Institute of Certified Public Accountants and of the Auditing Standards Board. She has received the John J. McCloy award for contributions to audit excellence. Ms. Franklin has served as Senior Fellow of The Wharton School of the University of Pennsylvania, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission, a Staff Assistant to the President of the United States, and an Assistant Vice President of Citibank, N.A. Ms. Franklin is a director of several international organizations, including the U.S. China Business Council, chairs the Asia Studies Advisory Council of the Heritage Foundation, is a trustee of the Economic Club of New York, a member of the Board of Directors of the Associates of the Harvard Business School, and a regular commentator on PBS’ Nightly Business Report. She is a director of The Dow Chemical Company (chemicals, plastics and agricultural products), MedImmune, Inc. (biotechnology company), Milacron Inc. (plastics processing technologies and industrial products for metalworking) and Watson Wyatt & Company (global human capital consulting firm).
Director since 2000 Director of Aetna’s Predecessors from 1994 to 2000	Earl G. Graves, age 67, is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multifaceted communications company) and is the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves is Managing Director of Black Enterprise/ Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics) and is a member of the Supervisory Board of DaimlerChrysler AG (transportation products and financial and other services). Mr. Graves also is a trustee of Howard University and is a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director since 2000 Director of Aetna’s Predecessors from 1993 to 2000	Gerald Greenwald, age 66, is a founding principal of the Greenbriar Equity Group (invests in the global transportation industry). Mr. Greenwald is Chairman Emeritus of UAL Corporation and United Airlines (UAL), its principal subsidiary company. He retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation and UAL, having served in those positions since July 1994. From 1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a Director of Calpine Corporation (power company) and Sentigen Holding Corp. (provides goods and services in the domestic biotechnology and pharmaceutical industries). He is also a trustee of the Aspen Institute.
Director since 2000 Director of Aetna’s Predecessors from 1992 to 2000	Michael H. Jordan, age 65, retired on December 31, 1998 as Chairman and Chief Executive Officer of CBS Corporation (media company), having assumed that position with CBS (then Westinghouse Electric Corporation) in 1993. Currently, Mr. Jordan is serving as a General Partner of Global Asset Capital, LLC (private equity investment firm) and as Chairman of the Board of eOriginal, Inc. (electronic document services). He served as Chairman of Clariti Telecommunications International Ltd. (international telecommunications) from December 2000 to December 2001 and as Chairman of Luminant Worldwide Corporation (Internet and electronic commerce services) from September 1999 to May 2001. From 1992 to 1993, Mr. Jordan was a partner with Clayton, Dubilier & Rice, Inc. (private investing firm). Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (snack foods and beverages), having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of Dell Computer Corporation (personal computers), i2 Technologies, Inc. (global provider of e-business solutions), Screaming Media Inc. (global content and technology solutions provider) and WPP Group plc (global communication services company).

Director Compensation in 2001

The Nominating and Corporate Governance Committee (the “Nominating Committee”) reviews compensation for nonemployee Directors annually. The Nominating Committee’s goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors’ contributions, while offering stock-based compensation alternatives that strengthen the Directors’ mutuality of interests with other shareholders. Directors who are officers of Aetna (including Mr. Donaldson for the period from February 25, 2000, when he became an officer of former Aetna, until April 1, 2001, when he retired as Chairman of Aetna) receive no additional compensation for membership on the Board or any of its Committees. Aetna did not have any nonemployee Directors until immediately prior to the Transaction, when the Directors of former Aetna became Directors of Aetna. The following table sets forth the cash and stock-based compensation Aetna paid to each Nominee and Continuing Director who was an outside Director of Aetna in 2001.

	Cash
	Compensation(1)		Stock Units

	Annual		Number
	Retainer	Meeting	of Units
Name	Fees(2)	Fees(3)	Granted(4)

Betsy Z. Cohen	$33,000	$22,000	350

Barbara Hackman Franklin	36,000	22,000	350

Jeffrey E. Garten	33,000	16,000	350

Earl G. Graves	41,000	20,000	350

Gerald Greenwald	36,000	24,000	350

Ellen M. Hancock	33,000	21,000	350

Michael H. Jordan	36,000	24,000	350

Jack D. Kuehler	36,000	23,000	350

Joseph P. Newhouse	8,250	1,000	1,500

Judith Rodin	33,000	13,000	350

(1)	Under the Aetna Inc. Nonemployee Director Compensation Plan (the “Director Plan”), nonemployee Directors may defer payment of some or all of their annual retainer fees, meeting fees and dividend equivalents paid on stock units to a stock unit or interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under a fixed interest rate fund option of Aetna’s ISP for employees (currently yielding 5.70% a year). In 2001, eight Directors deferred all or a portion of their Director cash compensation to a stock unit account. The table above includes cash compensation that was deferred by Directors during 2001 under the Director Plan.

(2)	Aetna currently pays a retainer fee of $25,000 a year to nonemployee Directors for Board membership. Aetna also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of each Committee Chair).

(3)	Aetna currently pays $1,000 to outside Directors for attendance at each Board or Committee meeting.

(4)	Pursuant to the Director Plan, nonemployee Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock (“Initial Units”). Directors of former Aetna did not receive additional Initial Units upon their election to Aetna’s Board. Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonemployee Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock (“Annual Units”). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director’s right with respect to unvested units also will vest upon a change-in-control of Aetna (as defined in the Director Plan). Accordingly, all outstanding unvested units convertible into shares of Common Stock of former Aetna vested at the time of the Transaction, and all of these units were adjusted to reflect the Transaction and became convertible into shares of Common Stock. If a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to any grant. The units granted are not transferable. Directors also may be granted stock options under the Director Plan.

Other Information Regarding Directors

As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors, former Aetna established, and Aetna assumed as of the time of the Transaction, the Director Charitable Award Program. Only nonemployee Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. As a result of the Transaction, each of the Directors except Dr. Newhouse is fully vested in the program. Dr. Newhouse and each new Director who participates in the program will be fully vested in the program upon completion of five years of service as a Director or upon death or disability. Under the program, Aetna intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director’s retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by Aetna. Directors derive no personal financial or tax benefit from the program, since all insurance proceeds and charitable deductions accrue solely to Aetna. The program will not result in a material cost to Aetna.

Aetna provides $150,000 of group life insurance for its nonemployee Directors. Optional medical, dental and long-term care coverage for outside Directors and their eligible dependents is available to Directors at a cost similar to that charged to Aetna employees.

Aetna’s goal is to increase over time the proportion of stock-based compensation that will be received by the Directors.

The Board met 10 times in 2001. During 2001, each Director attended 75 percent or more of the combined aggregate meetings of the Board and the Committees of the Board on which he or she served, except Dr. Newhouse, who joined the Board on September 28, 2001 and missed one meeting because of a pre-existing commitment. The average attendance by all Directors was over 92 percent.

Committees of the Board

The following table presents, as of December 31, 2001, the key Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2001.

Committee

Nominating
		Compensation					And
		and					Corporate
Nominee/Director	Audit	Organization	Executive		Investment		Governance

Betsy Z. Cohen		X			X

William H. Donaldson					X		X

Barbara Hackman Franklin	X*						X

Jeffrey E. Garten	X

Earl G. Graves	X		X				X

Gerald Greenwald		X					X *

Ellen M. Hancock	X						X

Michael H. Jordan		X *					X

Jack D. Kuehler		X			X	*

Joseph P. Newhouse					X

Judith Rodin			X		X

John W. Rowe, M.D.			X	*

Number of Meetings in 2001:	7	11	0		4		5

*	Committee Chair

The functions and responsibilities of the key Committees of Aetna’s Board are described below.

•	Audit Committee. This Committee is composed entirely of nonemployee Directors. The Committee makes recommendations to the full Board regarding selection of the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, discusses with the internal auditors and independent accountants the scope and results of their audits and discusses with management and the independent accountants Aetna’s annual and quarterly financial statements and other financial disclosures, and developments in accounting principles and methods used in presenting financial results. The Committee also regularly meets privately with the director of Aetna’s internal audit staff and with Aetna’s independent accountants, and regularly discusses with management Aetna’s internal accounting control procedures and other internal compliance programs. For more information regarding the role, responsibilities and limitations of the Committee, please refer to the Report of the Audit Committee beginning on page 31.

•	Committee on Compensation and Organization. This Committee is composed entirely of nonemployee Directors. The Committee administers Aetna’s stock incentive plans and its Annual Incentive Plan, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews Aetna’s overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters.

•	Executive Committee. This Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical.

•	Investment Committee. This Committee is composed entirely of nonemployee Directors. The Committee oversees the management of Aetna’s investment portfolios and reviews investment policies and programs.

•	Nominating and Corporate Governance Committee. The Nominating Committee is composed entirely of nonemployee Directors. The Nominating Committee reviews the qualifications of all candidates for membership on the Board and Board Committees. It makes recommendations to the full Board on Director nominees, on the structure, composition and function of Board Committees, on Director compensation, on the independence of nonemployee Directors and on the Director retirement policy. It reviews potential conflicts of interest that may affect Directors, as well as significant changes in any Director’s circumstances (for example, change of employment), and advises the Board on procedures for assessing the performance of the Board and Aetna’s relations with the various stakeholders. The Nominating Committee also advises the Board on all other matters concerning corporate governance to the extent specific matters are not the responsibility of other Committees.

   In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. Although the Nominating Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating Committee will consider candidates meeting the criteria set by the Committee with the concurrence of the full Board and reevaluated periodically. (Suggestions, together with a description of the proposed nominee’s qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Nominating and Corporate Governance Committee Chairman, in care of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, RC4A, Hartford, Connecticut 06156.)

Certain Transactions and Relationships

During 2001, Aetna and its subsidiaries paid approximately $162 million for physician hospital services and other services in the ordinary course of business to the University of Pennsylvania Health System, which includes the Hospital of the University of Pennsylvania and other hospitals and affiliates. In addition, Aetna Foundation, Inc. paid the Trustees of the University of Pennsylvania $6,500 under a grant in the ordinary course of business. Dr. Rodin is the President of the University of Pennsylvania, the owner and operator of the University of Pennsylvania Health System.

Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Aetna Common Stock with the SEC and New York Stock Exchange. Based on our records and other information, we believe that during our fiscal year ended December 31, 2001, our Directors and executive officers timely met all applicable SEC filing requirements.

Security Ownership of Certain Beneficial Owners, Directors, Nominees and

Executive Officers

The following table presents, as of December 31, 2001, the names of persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock. The information set forth in the table below and in the related footnotes was furnished by the respective persons.

Name and Address of
Beneficial Owner	Amount and Nature		Percent
	of Beneficial
	Ownership

Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	15,220,000	shares (1)	10.6%
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	12,565,517	shares (2)	8.7%

(1)	Of the reported shares, Capital Research and Management Company reports that it does not have sole or shared voting power with respect to any shares and that it has sole dispositive power with respect to 15,220,000 shares.

(2)	Also reported as beneficially owned by the following affiliates of AXA Financial, Inc.: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, each with an address at 370, rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, with an address at 26, rue Louis le Grand, 75002 Paris, France; and AXA, with an address at 25, avenue Matignon, 75008 Paris, France (collectively, the “AXA Group”). Of the reported shares, the AXA Group reports that it has sole voting power with respect to 6,950,990 shares, that it shares voting power with respect to 1,215,239 shares, that it has sole dispositive power with respect to 12,530,317 shares and shared dispositive power with respect to 35,200 shares. The AXA Group reports that its shares are deemed to be beneficially owned by the following subsidiaries of AXA: AXA Konzern AG (Germany) (33,600 shares) and AXA Rosenberg Investment Management LLC (35,200) shares and by the following subsidiaries of AXA Financial, Inc.: Alliance Capital Management L.P. (12,495,758 shares) and The Equitable Life Assurance Society of the United States (959 shares).

Beneficial Ownership Table

The following table presents, as of February 28, 2002, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director and Nominee, each executive officer named in the Summary Compensation Table on page 21, and Aetna’s Directors and executive officers, as a group. The information set forth below and in the related footnotes on the following page has been furnished by the respective persons.

Amount and Nature of Beneficial Ownership

Common
Name of Beneficial	Common		Stock
Owner and Position	Stock	Percent	Equivalents(1)

Betsy Z. Cohen (current Director)
William H. Donaldson (current Director and named executive)
Barbara Hackman Franklin (current Director)
Jeffrey E. Garten (current Director)
Earl G. Graves (current Director)
Gerald Greenwald (current Director)
Ellen M. Hancock (current Director and Nominee)
Michael H. Jordan (current Director)
Jack D. Kuehler (current Director)
Joseph P. Newhouse (current Director and Nominee)
Judith Rodin (current Director and Nominee)
John W. Rowe, M.D. (Chairman, President, Chief Executive Officer and current Director)
David B. Kelso (named executive)
L. Edward Shaw, Jr.
(named executive)
Ronald A. Williams (named executive)
Frolly M. Boyd (named executive)
Directors and executive officers as a group (18 persons)

Notes to Beneficial Ownership Table

(1)	Represents stock units issued under the Director Plan and former Aetna’s Nonemployee Director Deferred Stock and Deferred Compensation Plan (the “Prior Director Plan”), accrued stock units resulting from deferral of retainer and attendance fees and stock units credited to certain Directors in 1996 in connection with the elimination of AL&C’s Director retirement plan. Stock units track the value of Aetna Common Stock and earn dividend equivalents that may be reinvested, but do not have voting rights. Reflects adjustments made to reflect the conversion of stock units previously issued under the Prior Director Plan upon the consummation of the Transaction.

Executive Compensation

Summary Compensation Table

The following table sets forth for the periods indicated compensation of the Chairman, President and Chief Executive Officer, the former Chairman and each of the four other most highly compensated executive officers of Aetna in 2001.

						Long-Term Compensation

						Awards
		Annual Compensation
								Securities
					Other	Restricted		Underlying
Name and Principal					Annual	Stock		Stock
Position in 2001	Year	Salary	Bonus		Compensation	Awards(7)		Options(8)

John W. Rowe, M.D.	2001	$1,000,000	$1,000,000	(9)	$0	$0		250,000
Chairman, President and	2000	273,077	375,000		0	1,367,188		1,246,464
Chief Executive Officer(1)

David B. Kelso	2001	$188,462	$400,000	(9)	$0	$0		250,000
Executive Vice President, Strategy and Finance(2)

L. Edward Shaw, Jr.	2001	$525,000	$420,000	(9)	$0	$0		60,000
Executive Vice President	2000	492,308	650,000		0			140,227
and General Counsel(3)	1999	268,269	208,501	(10)	9,324			225,015	(12)

Ronald A. Williams	2001	$621,538	$600,000	(9)	$0	$0		800,000
Executive Vice President and Chief of Health Operations(4)

Frolly M. Boyd	2001	$378,455	$128,000		$0	$0		55,000
Senior Vice President,	2000	333,761	320,000		0			18,696
Group Insurance and Large Case Pensions(5)

William H. Donaldson	2001	$328,492	$500,000	(9)	$0	$9,922	(11)	0
Former Chairman(6)	2000	1,000,000	6,000,000		29,559	5,600,000		1,038,720

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Payouts

	Long-Term
Name and Principal	Incentive	All Other
Position in 2001	Plan	Compensation

John W. Rowe, M.D.	$0	$1,544,242	(13)
Chairman, President and		2,013,654
Chief Executive Officer(1)
David B. Kelso	$0	$209,423	(14)
Executive Vice President, Strategy and Finance(2)
L. Edward Shaw, Jr.	$0	$58,750	(15)
Executive Vice President	581,788	14,928
and General Counsel(3)		50,000
Ronald A. Williams	$0	$561,168	(16)
Executive Vice President and Chief of Health Operations(4)
Frolly M. Boyd	$0	$34,923	(15)
Senior Vice President,	506,850	31,418
Group Insurance and Large Case Pensions(5)
William H. Donaldson	$0	$175,346	(17)
Former Chairman(6)		20,834

(1)	Dr. Rowe became President and Chief Executive Officer of Aetna on September 15, 2000, when it was former Aetna’s health and related benefits subsidiary, and continued in that role following the Transaction, when it became an independent, public company. Effective April 1, 2001, Dr. Rowe also became Chairman of Aetna. Dr. Rowe was also an executive officer of former Aetna from September 15, 2000 until the Transaction. Dr. Rowe was not an executive officer of Aetna or former Aetna at any time in 1999.
(2)	Mr. Kelso was not an executive officer of Aetna at any time in 1999 or 2000.
(3)	Mr. Shaw was an executive officer of former Aetna from May 1999 until the time of the Transaction, and became an executive officer of Aetna during 2000.
(4)	Mr. Williams was not an executive officer of Aetna at any time in 1999 or 2000.
(5)	Ms. Boyd was not an executive officer of Aetna or former Aetna at any time in 1999.
(6)	Mr. Donaldson became Chairman, President and Chief Executive Officer of former Aetna on February 25, 2000 and continued in those roles until December 13, 2000. He was named Chairman, President and Chief Executive Officer of Aetna (formerly Aetna U.S. Healthcare Inc.) on May 30, 2000 serving until September 15, 2000. He remained Chairman of Aetna from September 15, 2000 until he retired on April 1, 2001. Mr. Donaldson was not an executive officer of Aetna or former Aetna at any time in 1999.
(7)	At December 31, 2001, Dr. Rowe held 51,957 restricted stock units with a value of $1,714,061. Aetna pays dividend equivalents on 17,334 of these units. At December 31, 2001, Mr. Donaldson held 7,207 restricted stock units, issued under the Director Plan and the Prior Director Plan, with a value of $237,759. Aetna pays dividend equivalents on these units.

(8)	Represents stock options granted under Aetna’s 2000 Stock Incentive Plan (the “2000 Stock Plan”) and former Aetna’s 1996 Stock Incentive Plan. Awards for 2000 and 1999 have been adjusted to reflect conversion to stock options under the 2000 Stock Plan upon consummation of the Transaction.
(9)	Paid in accordance with the named executive’s employment agreement, which was entered into in connection with his recruitment to and/or retention at Aetna.

(10)	Amounts shown do not include the amount of bonus forgone at the election of the executive in exchange for a stock option grant (see Note 12).
(11)	Represents 350 stock units granted to Mr. Donaldson as outside Director fees after his retirement as an executive officer of Aetna on April 1, 2001. The value of such units was determined using the closing price of Aetna Common Stock on April 27, 2001, the date of grant. The terms of such units are described above in Note 1 to the Beneficial Ownership Table.
(12)	Includes a stock option grant on February 8, 2000 for 40,814 shares of former Aetna common stock to Mr. Shaw, which converted into options for 84,788 shares of Aetna Common Stock upon consummation of the Transaction, in lieu of payment of all or a portion of Mr. Shaw’s 1999 bonus award at his election.
(13)	Includes $1,402,992 retention bonus paid in accordance with Dr. Rowe’s employment agreement and $73,500 in life insurance premiums. Also includes $67,750 in matching contributions made by Aetna under the ISP and the Supplemental ISP (see Note 15).
(14)	Includes $200,000 sign-on bonus paid in accordance with Mr. Kelso’s employment agreement. Also includes $9,423 in matching contributions made by Aetna under the Supplemental ISP (see Note 15).
(15)	Matching contribution made by the Company and/or former Aetna under the ISP and/or the Supplemental ISP. The ISP is a profit-sharing thrift plan qualified under the Code. For 2001, Aetna matched, dollar-for-dollar, amounts deferred by employees under the ISP up to 5% of annual salary. Aetna has established the Supplemental ISP to provide the deferred and matching benefits that would have been credited to the ISP but for limits imposed by the Employee Retirement Income Security Act (“ERISA”) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under the ISP, as provided from time to time by the Board.
(16)	Includes $250,000 sign-on bonus, $250,000 retention bonus and $30,399 of relocation expenses paid in accordance with Mr. Williams’s employment agreement. Also includes $30,769 in matching contributions made by Aetna under the Supplemental ISP (see Note 15).
(17)	Includes $138,262 in matching contributions made by Aetna under the ISP and Supplemental ISP (see Note 15). Also includes $37,084 paid to Mr. Donaldson as outside Director’s fees after his retirement as an executive officer of Aetna on April 1, 2001.

Stock Option Grants Table

The following table sets forth information concerning stock options granted during 2001 by Aetna to the persons listed in the Summary Compensation Table on page 21. The hypothetical grant date present values of stock options granted in 2001 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

Individual Grants(1)

			Percent of
	Number of		Total Stock
	Securities		Options
	Underlying		Granted to	Exercise		Grant Date
	Stock Options		Employees in	Price Per	Expiration	Present
Name	Granted		2001	Share	Date	Value

John W. Rowe, M.D.	250,000	(2)	4.71%	$26.15	6/18/2011	$2,898,149	(6)

David B. Kelso	150,000	(3)	2.82%	28.14	9/17/2011	1,817,974	(7)
	100,000	(4)	1.88%	28.14	9/17/2011	1,211,983	(7)

L. Edward Shaw, Jr.	60,000	(2)	1.13%	26.15	6/18/2011	695,556	(6)

Ronald A. Williams	400,000	(5)	7.53%	37.40	3/15/2011	6,465,241	(8)
	100,000	(5)	1.88%	43.01	3/15/2011	1,448,161	(8)
	100,000	(5)	1.88%	48.62	3/15/2011	1,302,907	(8)
	200,000	(2)	3.77%	26.15	6/18/2011	2,318,520	(6)

Frolly M. Boyd	55,000	(2)	1.04%	26.15	6/18/2011	637,593	(6)

William H. Donaldson	0		0%

(1)	All options were granted under the 2000 Stock Plan. The 2000 Stock Plan permits participants to use shares of Aetna Common Stock to exercise options. The 2000 Stock Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the 2000 Stock Plan, options may be granted until December 31, 2010.
(2)	Date of grant was June 18, 2001; initial exercise date is June 18, 2002; option vests in equal annual installments over a period of two years from the date of grant.
(3)	Date of grant was September 17, 2001; initial exercise date is September 17, 2002; option vests in annual equal installments over a period of three years from the date of grant.
(4)	Date of grant was September 17, 2001; initial exercise date is September 17, 2002; option vests in equal annual installments over a period of two years from the date of grant.
(5)	Date of grant was March 15, 2001; initial exercise date is March 15, 2002; option vests in equal annual installments over a period of three years from the date of grant. The closing price of Aetna Common Stock on the date of grant was $37.40.
(6)	The assumptions made and factors used by Aetna in the Black-Scholes Model calculation for the options granted June 18, 2001 were as follows: (i) a volatility factor of 43.9%, representing the four-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 4.73%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.2%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a five-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(7)	The assumptions made and factors used by Aetna in the Black-Scholes Model calculation for the options granted September 17, 2001 were as follows: (i) a volatility factor of 43.6%, representing the four-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 3.99%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a five-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(8)	The assumptions made and factors used by Aetna in the Black-Scholes Model calculation for the options granted March 15, 2001 were as follows: (i) a volatility factor of 42.4%, representing the four-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 4.55%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a five-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.

There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by Aetna as to the future value of its Common Stock.

Stock Option Exercises and December 31, 2001 Stock Option Value Table

The following table sets forth information concerning stock options exercised during 2001 by the persons listed in the Summary Compensation Table on page 21 and the number and value of specified options held by those persons at December 31, 2001. The values of unexercised in-the-money stock options at December 31, 2001 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

					Value of
			Number of Securities		Unexercised
			Underlying		in-the-Money
	Shares	Value	Unexercised Options at		Options at
	Acquired	Realized	December 31, 2001		December 31, 2001(1)
	on	on
Name	Exercise	Exercise	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

John W. Rowe, M.D.	0	0	415,488	1,080,976	$1,384,718	$4,479,435
David B. Kelso	0	0	0	250,000	0	1,212,500
L. Edward Shaw, Jr.	0	0	295,994	129,248	1,806,572	849,058
Ronald A. Williams	0	0	0	800,000	0	1,368,000
Frolly M. Boyd	0	0	181,570	55,000	420,240	376,200
William H. Donaldson	0	0	1,038,720	0	9,929,872	0

(1)	Based on the December 31, 2001 closing stock price of $32.99.
(2)	Represents stock options that are not vested.

Long-Term Incentive Awards Table

The following table sets forth information concerning long-term incentive awards granted during 2001 to persons listed in the Summary Compensation Table on page 21 under the 2000 Stock Plan.

		Performance	Estimated Future Payouts
		or Other	(in Shares) Under
	Number of	Period Until	Non-Stock Price Based Plans
	Units Granted	Maturation
Name	in 2001(1)	or Payout(2)	Threshold	Target	Maximum

John W. Rowe, M.D.	60,000	2001-2005	30,000	60,000	120,000
David B. Kelso	30,000	2001-2005	15,000	30,000	60,000
L. Edward Shaw, Jr.	9,200	2001-2005	4,600	9,200	18,400
Ronald A. Williams	40,000	2001-2005	20,000	40,000	80,000
Frolly M. Boyd	8,100	2001-2005	4,050	8,100	16,200
William H. Donaldson	0

(1)	The Performance Units will vest and become payable if Aetna meets specified performance objectives set annually during the performance period. The performance goal for 2002 is based on Aetna attaining a specified level of earnings. If the performance objectives are not met by December 31, 2005, the units are payable at 50% of Target provided the executive remains an active employee of the Company on that date. The units are payable in shares of Common Stock and/or cash, at the discretion of the Committee on Compensation and Organization.
(2)	Under the terms of the Performance Unit awards, payment may be made as early as December 31, 2002 if the specified performance objectives are achieved.

Pension Plan

Aetna provides for certain of its employees a noncontributory, defined benefit pension plan (the “Pension Plan”). Effective January 1, 1999, the Pension Plan was amended to convert the plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year a participant’s cash balance account is credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. (For 2001, the interest rate was 5.8%.) For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option exercises.

Employees with former Aetna pension benefits as of December 31, 1998 (including Ms. Boyd) are considered transition participants under the Pension Plan. Under the current plan design, transition participants continue to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula, and the greater of these two amounts becomes the cash balance account value.

The estimated annual benefit expressed as a single life annuity payable at age 65 for Dr. Rowe is $248,376, for Mr. Kelso is $354,472, for Mr. Shaw is $105,717, for Mr. Williams is $1,057,354 and for Ms. Boyd is $428,986. Under his employment agreement, Dr. Rowe is eligible to vest to a minimum annual benefit expressed as a single life annuity of not less than $300,000 in five equal annual installments commencing on his date of employment. These estimates assume each named executive continues working for Aetna until age

65, the account balance receives annual interest credits of 5.32% for 2001 and 6% thereafter, pension eligible pay increases 4% per year, there are no future annual performance bonuses, the Social Security wage base increases 4% per year, and the Pension Plan continues unchanged until the projection date. Actual benefits will vary. Mr. Donaldson’s annual pension benefit expressed as a single life annuity commencing at age 69 (his age at the time of his retirement from Aetna) is $41,669. The estimated benefits do not take into account any reduction for joint and survivorship payments, any offset for Social Security benefits to be received by the employee, or, in the case of estimated benefits, payment of lump sum benefits of up to 50% of the employee’s cash balance account at the election of the employee.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna has established a supplemental pension plan to provide benefits (included in the amounts listed in the preceding paragraph) that would exceed the Code limit. The supplemental pension plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan.

Other Agreements

Aetna administers a Severance and Salary Continuation Benefits Plan (the “Severance Plan”) under which employees, including Aetna’s executive officers, terminated by Aetna without cause may currently receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year’s salary. In addition, when an employee’s job is eliminated due to reengineering, reorganization or staff reduction efforts, employees, including Aetna’s executive officers, are eligible for an additional 13 weeks of salary continuation and outplacement assistance. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue during the severance pay and salary continuation periods. As a result of the Transaction, the Severance Plan will be noncancelable until December 13, 2002.

Aetna has entered into an employment agreement with Dr. Rowe. Under the agreement, which is for a remaining term ending December 31, 2003, with two one-year extensions, Dr. Rowe is entitled to an annual salary of not less than $1,000,000, a target annual bonus opportunity of $1,500,000 and a maximum annual bonus opportunity of $3,000,000. Dr. Rowe was entitled to a minimum annual bonus payment for 2001 of $1,000,000. Dr. Rowe received a sign-on bonus of $2,000,000 in 2000 and, on July 3, 2001, received a retention bonus of $1,402,992, as a result of his continued employment. The amount of the sign-on bonus and the retention bonus were determined primarily to make Dr. Rowe whole for deferred and other compensation that Dr. Rowe forfeited by joining Aetna. In addition to certain other benefits, Dr. Rowe will be entitled (subject to vesting in five equal annual installments) to a minimum annual pension of $300,000 commencing at age 65. If Aetna terminates Dr. Rowe’s employment other than for “cause” (as defined in the agreement), death or disability, or Dr. Rowe terminates it for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. If Aetna does not renew Dr. Rowe’s agreement for a one-year term on December 31, 2003 or 2004, he will be entitled to a cash payment of $3,000,000 or $1,500,000, respectively. Aetna has agreed generally to make Dr. Rowe whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Mr. Kelso. Under the agreement, which is for a remaining term ending September 30, 2003, with two one-year extensions, Mr. Kelso is entitled to an annual salary of not less than $700,000, a target annual bonus opportunity of $560,000 and a maximum annual bonus opportunity of $1,120,000. Mr. Kelso was entitled to a minimum annual bonus payment for 2001 only of $400,000. Mr. Kelso received a sign-on bonus of $200,000. In addition to certain other benefits, Mr. Kelso will receive annual pension credits under Aetna’s supplemental pension plan of at least 15% of his pension eligible compensation. If Aetna terminates Mr. Kelso’s employment other than for “cause” (as defined in the agreement), death or disability, or Mr. Kelso terminates it for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. If Aetna does not renew Mr. Kelso’s agreement for a one-year term on September 30, 2003 or September 30, 2004, and Mr. Kelso elects to terminate his employment, he will be entitled to his then current base salary and target bonus through September 2005. Aetna has agreed generally to make Mr. Kelso whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Mr. Shaw. Under this agreement, which runs through December 31, 2003, Mr. Shaw is entitled to an annual salary of not less than $525,000 and, for 2001 only, a guaranteed annual bonus equal to his target annual bonus opportunity of $420,000. Under this agreement, if Aetna terminates Mr. Shaw’s employment other than for “cause” (as defined in the agreement), death or disability, Mr. Shaw will be entitled to 156 weeks of cash compensation (calculated as annual base salary and target annual bonus), and continued health and dental benefits. Mr. Shaw may elect special retirement on or after January 2002, in which case he will be entitled to 50% of his current base salary and target annual bonus for the balance of the agreement term and continued health and dental benefits. Aetna has agreed generally to make Mr. Shaw whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Mr. Williams. Under the agreement, which is for a remaining term ending December 31, 2003, with a single one-year extension, Mr. Williams is entitled to an annual salary of not less than $800,000, a target annual bonus opportunity of $800,000 and a maximum annual bonus opportunity of $1,600,000. Mr. Williams was entitled to a minimum annual bonus payment for 2001 only of $600,000. Mr. Williams received a sign-on bonus of $250,000 in March, 2001, a retention bonus of $250,000 in September, 2001, and will receive a retention bonus of $250,000 in March, 2002. In addition to certain other benefits, Mr. Williams will vest in a pension benefit in five equal annual installments, and for each of calendar years 2006 through 2011, Mr. Williams will receive an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’s vested benefit under his prior employer’s pension plan. If Aetna terminates Mr. Williams’s employment other than for “cause” (as defined in the agreement), death or disability, or Mr. Williams terminates it for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks, if such termination is within two years following a change in control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna has entered into an employment agreement with Ms. Boyd. Under the agreement, if Ms. Boyd’s employment with Aetna is terminated under certain circumstances, Ms. Boyd or her spouse or eligible dependents are entitled to elect into Aetna’s retiree medical and/or dental benefits.

In connection with Mr. Donaldson’s employment with former Aetna as its Chairman, President and Chief Executive Officer, former Aetna entered into (and Aetna assumed) an agreement with Mr. Donaldson, whereby it agreed to provide Mr. Donaldson with a salary of $1,000,000, annual bonus opportunity of up to $2,000,000 for calendar year 2000 under the Annual Incentive Plan and an additional bonus as determined by the Committee on Compensation and Organization. In accordance with his agreement with Aetna, upon Mr. Donaldson’s retirement as Chairman of Aetna, he was paid a pro rata bonus for 2001 of $500,000. Aetna has agreed generally to make Mr. Donaldson whole for any excise taxes incurred as a result of payments made under his employment arrangement or otherwise.

The Board has approved provisions for certain benefits of Aetna employees upon a change-in-control of Aetna (as defined). The provisions provide that the Severance Plan shall become noncancelable for a period of two years following a change-in-control. Upon a change-in-control, all previously granted stock options that have not yet vested will become vested and immediately exercisable and bonuses payable under Aetna’s Annual Incentive Plan will become payable based on the target award for participants. Provision has been made to maintain the aggregate value of specified benefits for one year following a change-in-control. Provision also has been made to permit funding of a trust for supplemental retirement benefits (pension and 401(k)) and deferred compensation upon a change-in-control or potential change-in-control (each as defined) of an affiliate of Aetna.

Report of the Committee on Compensation and Organization

What is Aetna’s compensation philosophy?

The executive compensation program is designed to:

•	focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in Company earnings and stock price;

•	compensate executives based on the Company’s performance over time; and

•	create a performance-oriented environment to attract and retain high performing executives and in which high performing executives can earn increased levels of compensation by achieving superior annual and long-term business results.

What are the elements of Aetna’s executive compensation program?

The compensation program for executive officers consists of four principal elements:

•	salaries;

•	annual incentive bonuses;

•	stock options; and

•	long-term incentive awards.

The compensation program is designed to set total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) at a level relative to the median level of total compensation paid to similarly positioned executives at companies in a comparison group selected for each position (the “Comparison Group”). Executive officers are also eligible for other employee benefits as set forth in the Summary Compensation Table (see page 21).

How were salaries determined?

Salaries for executive officers are reviewed annually by the Committee. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the Committee and approved by the Board after evaluating the executive’s experience, level and scope of responsibility, and individual performance.

How were bonuses determined?

The annual bonus program is designed to incent executive officers to achieve specific financial and strategic goals. In 2001, the amount of the bonus paid to certain executive officers (Dr. Rowe and Messrs. Kelso, Shaw, Williams and Donaldson) was determined pursuant to individual employment agreements between Aetna and the executive officer entered into as part of hiring or retention of the executive. These guaranteed bonuses were not based on the Company’s financial or strategic performance. The Committee believes that, based on the advice of an outside compensation consultant, it was reasonable and appropriate to provide these executives with bonus guarantees for performance year 2001 in connection with their hiring or retention. Under their current employment agreements, these executives are not guaranteed a minimum bonus for 2002.

Annual Incentive Plan. The Annual Incentive Plan (the “Plan”) applies to executives named in Aetna’s Proxy Statement. Under the Plan, the Committee establishes specific goals at the beginning of each performance year and bonuses are linked directly to their achievement. For 2001, the two goals established were measured by (i) corporate net income (adjusted by the Committee to exclude unplanned capital gains and losses, as well as certain items identified at the start of the performance year and determined to be unusual, nonrecurring or beyond management’s control) and (ii) revenue. If 100% of either goal is met, the maximum award permitted under the Plan may be paid. If neither of these goals is met at the 100% level, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. The goals were not met, so the maximum bonus payable under the Plan was proportionately reduced. As described above, bonuses for certain named executives were paid at contractually agreed amounts.

Management Incentive Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Management Incentive Plan (“MIP”). Under MIP, the Committee sets the amount of the bonus pool funding based on various levels of financial and operational performance. Fifty percent of the bonus pool funding depends on Aetna’s financial performance, measured by operating earnings, return on invested capital, medical cost ratio and cash operating margins. Fifty percent depends on operational performance measured by achievement of improvements in constituent satisfaction and retention, first claim resolution, timely issuance of customer identification cards, migration of plan sponsors to self-service enrollment and billing, electronic provider transactions, as well as process improvements and best practice adoption rates.

Under MIP, if 100% of the goals are met, up to 100% of the target bonus pool is funded. If the goals are exceeded, up to 200% of the bonus pool is funded. If the financial performance is less than a minimum level no more than 30% of the bonus pool may be funded.

For performance year 2001, the minimum financial goal was not met. The Committee determined to fund the bonus pool at the minimum level of 30% of target (a reduction of 70% from performance year 2000).

How were stock option and restricted stock awards determined?

Aetna awards stock options to align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at not less than 100% of the fair market value of the Common Stock on the date of grant. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of Aetna’s executive compensation program.

Stock options are granted annually to set total compensation opportunity at a level relative to the median level of total compensation paid to similarly positioned executives at companies in the executive’s Comparison Group. The value of the stock option component of an executive’s compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value.

From time to time, Aetna also grants stock options or restricted stock in connection with hiring, promotions or other situations where the Committee believes the circumstances warrant a stock option or restricted stock award. The amount granted in these instances is determined by the Committee based on the individual circumstances.

How is Compensation Used to Focus Management on Longer-Term Creation of Shareholder Value?

The purpose of Aetna’s long-term incentive award program is to increase shareholder value over time. Under this program, performance stock units vest and become payable if Aetna meets specified performance goals set annually over the four-year performance period. The performance goal for 2002 is based on the Company attaining a specified level of earnings. The number of performance units granted to executive officers in 2001 was determined by the Committee to set, at target performance level, the total compensation opportunity at a median level relative to similarly positioned executives in the executive’s Comparison Group.

How has the Company responded to IRS limits on deductibility of compensation?

Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that performance-based pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Stock options granted under the 2000 Stock Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation. A portion of the bonus payments made for performance year 2001 to named executive officers pursuant to employment agreements will not be deductible under §162(m) because the payout did not meet the requirements of §162(m).

What was the basis for Dr. Rowe’s 2001 compensation?

Salary. Dr. Rowe was hired as President and Chief Executive Officer of Aetna on September 15, 2000. He became Chairman of Aetna on April 1, 2001. Dr. Rowe’s salary was established when he was hired in 2000 and was not changed in 2001. In order to recruit Dr. Rowe to Aetna, his total future compensation opportunity (salary, annual bonus, future stock option grants and long-term incentives) was established by the Committee at a level sufficient to avoid, for two years, a reduction in cash compensation to Dr. Rowe.

Annual Incentive Bonus. As part of his employment agreement, Dr. Rowe was guaranteed a minimum bonus of $1,000,000 for performance year 2001. Dr. Rowe’s bonus reflected this guaranteed amount.

Stock Options. Dr. Rowe was granted a stock option in 2001 for 250,000 shares of Common Stock. The amount of the grant was determined after reviewing competitive market pay data and after reviewing Dr. Rowe’s sign-on grants. Dr. Rowe’s total target compensation opportunity is slightly higher than the median of large health insurance competitors.

Long-Term Incentive Grant. In 2001, Dr. Rowe was granted 60,000 performance units under the 2000 Stock Plan. The units will vest and become payable if established performance objectives are met during the performance period (see description page 26). As part of his employment agreement, Dr. Rowe was guaranteed a minimum long-term compensation opportunity of $1,500,000. Dr. Rowe’s long-term incentive award reflected this provision

Miscellaneous. As part of his employment agreement, Dr. Rowe was guaranteed a retention payment of $1,400,000 paid in July 2001. This amount was determined primarily to make Dr. Rowe whole for a retention payment he would have received from his prior employer that he forfeited by joining the Company.

The Committee on Compensation and Organization

Michael H. Jordan, Chairman

Betsy Z. Cohen
Gerald Greenwald
Jack D. Kuehler

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of Aetna’s systems of internal control, Aetna’s preparation of its consolidated financial statements, the activities of Aetna’s Internal Audit Department, the conduct of the annual audit of the Company and the relationship between Aetna and its independent accountants. The Board, in its business judgment, in April 2001, determined that all members of the Committee are “independent,” as required by the applicable listing standards of the New York Stock Exchange. The Board (with the assistance of the Committee) has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement). The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 23, 2001, a copy of which was attached to the Proxy Statement for Aetna’s 2001 Annual Meeting as Appendix A. As set forth in the Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements. Aetna’s management and Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. The independent accountants express an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States of America and also provide a review report regarding Aetna’s interim financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to information technology consulting services relating to financial information systems design and implementation, and other non-audit services provided by the independent accountants. The Committee has considered whether the provision of all non-audit services by the independent accountants to Aetna is compatible with maintaining the independent accountants’ independence and has discussed with them their independence.

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of Aetna, legal counsel, independent accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of Aetna’s financial statements by Aetna’s independent accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Aetna’s independent accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

The Audit Committee

Barbara Hackman Franklin, Chairman

Jeffrey E. Garten
Earl G. Graves
Ellen M. Hancock

Corporate Performance Graph

The following graph compares the cumulative total shareholder return on Aetna’s Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor’s 500 Stock Index (“S&P 500”) and the cumulative total return on the published Morgan Stanley Healthcare Payor Index (currently 12 companies)* from the date of the Transaction, when it was first traded publicly, until the end of 2001. The graph assumes a $100 investment in shares of Aetna Common Stock on December 13, 2000.

CUMULATIVE TOTAL RETURN FROM DECEMBER 13, 2000 TO

DECEMBER 31, 2001 OF AETNA COMMON STOCK,
S&P 500 AND MORGAN STANLEY HEALTHCARE PAYOR INDEX

* The companies currently included in the Morgan Stanley Healthcare Payor Index are: Aetna, CIGNA Corporation, Coventry Health Care, Inc., First Health Group Corp., Health Net, Inc., Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., UnitedHealth Group Incorporated and Wellpoint Health Networks, Inc. Cumulative total return calculations were provided by SNL Financial LC.

II.       Appointment of Auditors

Following the recommendation of its Audit Committee, the Board has appointed and recommends shareholder approval of KPMG LLP as the Company’s independent auditors for the current calendar year. The firm has acted as independent auditors for Aetna and its predecessors since 1972. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

The Company’s practice is not to have its independent auditing firm provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of consulting services may be provided by the independent auditing firm or other accounting and consulting firms from time to time. To the extent these other consulting services are provided by the Company’s independent auditing firm, they are closely monitored and controlled to ensure that the nature and extent of those services do not interfere with the independence of the auditors. In addition to being monitored by management, all significant non-audit services provided by the independent auditing firm are approved in advance by the Audit Committee, and the level of non-audit service fees overall is monitored by the Audit Committee. The independence of the auditing firm also is considered annually by the full Board of Directors.

As shown in the table below, audit and audit-related fees totaled $4,895,550 ($2,947,440 + $1,948,110) and other fees totaled $2,523,690 ($153,690 + $2,370,000). As also noted below, almost all of the other fees paid to KPMG were for litigation support, primarily in connection with the purported health care class action lawsuits filed against the Company. The Company considered using another firm for this work, but decided to engage KPMG based on that firm’s in-depth knowledge of the Company’s systems, processes and controls obtained as a result of prior litigation support work done for the Company. The Company believes that KPMG’s familiarity with its systems, class action strategies and case knowledge put them in a position to perform this consulting work in a more timely and cost-effective manner than another firm. In accordance with Company policy, this engagement was approved by the Audit Committee.

Fees Incurred Relating to 2001 Services Performed by KPMG LLP

Audit Fees(1)	$2,947,440

Financial Information Systems Design and Implementation Fees	-0-

All Other Fees:

Recurring:
Audit-Related Fees(2)	1,948,110
Other(3)	153,690

$2,101,800

Non-Recurring:
Litigation Support Services(4)	2,204,300
Accounting Process Analysis	165,700

$2,370,000

Total All Other Fees	$4,471,800

Total Fees	$7,419,240

(1)	Amount represents fees for the annual audit of the Company as of and for the year ended December 31, 2001 and reviews of the Company’s financial statements for all interim periods in 2001.

(2)	Amount represents fees for statutory and other separate audits performed on financial statements of Aetna’s subsidiaries, separate accounts, employee benefit plans, and certain of the Company’s other businesses and invested assets. Also includes fees for agreed-upon procedures, control review reports and services related to SEC registration statements.

(3)	Amount represents fees for service related to regulatory filings.

(4)	Amount represents fees for compilation and analysis of data in connection with certain legal proceedings.

The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent auditors for the current calendar year.

The Board recommends a vote FOR the approval of KPMG LLP as the Company’s independent auditors for the current calendar year. If you complete the enclosed WHITE proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the appointment of KPMG LLP as independent auditors for the current calendar year.

III.       Approval of Aetna Inc. Employee Stock Purchase Plan

Introduction

Subject to the approval of the shareholders at the Annual Meeting, the Board, on the recommendation of the Committee on Compensation and Organization (the “Compensation Committee”), has unanimously adopted the Aetna Inc. Employee Stock Purchase Plan (the “ESPP”).

Summary of the Aetna Inc. Employee Stock Purchase Plan

The following summary of the ESPP is qualified in its entirety by reference to the complete text thereof, which is attached to this Proxy Statement as Appendix A.

The purpose of the ESPP is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests and provide an opportunity for employees to purchase Aetna Common Stock.

Under the ESPP, 6,500,000 shares of Aetna Common Stock are authorized for purchase.

Employees who are employed by Aetna or a participating subsidiary immediately prior to the first day of an offering under the ESPP are eligible for participation in such offering under the ESPP. It is anticipated that there will be approximately 32,000 employees eligible to participate in the ESPP.

The ESPP provides that the Compensation Committee may from time to time determine the date on which Aetna shall commence an offering to all eligible employees for the purchase of Common Stock. Each offering will provide that an eligible employee may elect to purchase a number of shares of Common Stock determined by the Compensation Committee. Notwithstanding the above, no employee may be eligible to receive rights to purchase shares in any single calendar year having an aggregate fair market value at the time of grant in excess of $25,000. Each offering shall have a stated term as determined by the Compensation Committee but not longer than 27 months and may have a purchase price of not less than the lesser of 85% of the fair market value of a share of Common Stock on the grant date of the purchase right or the last day of that offering.

A participant may not elect to purchase any portion of the shares covered by the employee’s purchase right prior to the end of any such purchase period. It is anticipated that cash proceeds received by Aetna from any sale of Common Stock under the ESPP will be used for general corporate purposes.

Under the terms of the ESPP, the shares of Common Stock authorized to be sold will be authorized and unissued Common Stock. The ESPP provides for adjustments in the number of shares which may be purchased and the purchase price in the case of certain changes in Aetna’s capital structure and other corporate events when the Compensation Committee deems such adjustments to be necessary in order to preserve the benefits or potential benefits to be made available under the ESPP. Upon a change-in-control of Aetna, the expiration date of the offering shall be deemed to have occurred and all the outstanding purchase rights will be deemed to have been exercised.

The Compensation Committee shall have sole discretion in determining when to make offers and which subsidiaries shall be eligible to participate in such offerings under the ESPP. In addition, each offering shall contain such terms and conditions not inconsistent with the ESPP as the Compensation Committee shall prescribe. The terms of each offering are to be communicated to each eligible employee. The offers made under the ESPP are subject to applicable tax withholding requirements and may not be assigned or transferred.

No offering may commence under the ESPP after July 1, 2006. The ESPP may be amended or terminated at any time by the Board (and in some circumstances, the Compensation Committee), except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Compensation Committee has determined it is necessary or desirable to have Aetna comply.

The ESPP is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

United States Federal Income Tax Consequences

Under Section 423 of the Code, employees will not realize taxable income upon the grant of a purchase right under the ESPP or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss which may be realized on the ultimate sale will be treated as long term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock’s value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, if such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

Participation; Initial Offering

It is not possible to determine at this time the extent to which, if at all, the executive officers named in the Summary Compensation Table on page 22 will elect to participate in the ESPP.

It is anticipated that the initial offering under the ESPP, if approved by shareholders, will commence in July 2002 and terminate in December 2002, with a per share purchase price equal to 90% of the lower of the fair market value of a share of Aetna Common Stock on such dates.

The affirmative vote of a majority of the votes cast is required for approval of the proposal to adopt the Aetna Inc. Employee Stock Purchase Plan.

The Board recommends a vote FOR the adoption of the Aetna Inc. Employee Stock Purchase Plan. If you complete the enclosed WHITE proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the Aetna Inc. Employee Stock Purchase Plan.

IV.	Shareholder Proposal to Implement Cumulative Voting in the Election of Directors

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 200 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That the stockholders of Aetna Inc., assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

“REASONS: Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 47,549,987 shares, representing approximately 45.4% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2002 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board continues to believe that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

Cumulative voting is one of those issues that favors special interest groups. Cumulative voting would make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the “stacking” of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

The Board would not be able to implement cumulative voting upon adoption of this proposal by the shareholders, because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

The Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed WHITE proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Additional Information

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary

Aetna Inc.
151 Farmington Avenue, RC4A
Hartford, CT 06156

or call us at (860) 273-3945.

For information about your record holdings or DirectSERVICE Investment Program account, call EquiServe Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.equiserve.com.

We also invite you to visit Aetna’s Web site at www.aetna.com. Web site materials are not part of this proxy solicitation.

Financial Statements

The year 2001 consolidated financial statements and auditor’s report, management’s discussion and analysis of financial condition and results of operations, information concerning quarterly financial data for the past two fiscal years and other information are provided in the Aetna 2001 Annual Report, Financial Report that is included in this booklet.

SEC Form 10-K

Shareholders may obtain a copy of Aetna’s annual report to the Securities and Exchange Commission on Form 10-K without charge by calling 1-800-AESHARE (1-800-237-4273) or by visiting Aetna’s Web site at www.aetna.com.

By order of the Board of Directors,

William J. Casazza
Vice President and Corporate Secretary
March [     ], 2002

APPENDIX A

AETNA INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. The purpose of the Plan is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests, and provide an opportunity for employees of the Company and its Participating Subsidiaries to purchase Common Stock through payroll deductions.

2. Definitions.

“Board” means the Company’s Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Change-in-Control” means the happening of any of the following:

(i) When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

(iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to any Employee, if such Employee is part of a “group”, within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

“Committee” means the Board’s Committee on Compensation and Organization or such other committee of the Board designated by the Board to administer the Plan.

“Common Stock” means the common shares, $.01 par value of the Company.

“Company” means Aetna Inc., a Pennsylvania corporation.

“Compensation” means annual base salary during a Purchase Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan or other similar payment or contribution.

“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Participating Subsidiaries.

“Employee” means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes and who is employed at least twenty-one (21) days prior to the Grant Date of an Offering (or such shorter period as the Company, in its sole discretion, may determine).

“Expiration Date” means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Grant Date.

“Fair Market Value” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

“Holding Company” means an entity that becomes a holding company for the Company or its business as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of common stock and the combined voting power of the outstanding voting securities, respectively, of the Company immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

“Grant Date” means the first business day of each Purchase Period of the Plan.

“Offering” means the grant of Purchase Rights under the Plan.

“Participating Subsidiary” means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the grant of Purchase Rights to such Subsidiary Employees pursuant to the Plan would not cause the Company to incur material adverse accounting charges.

“Plan” means the Aetna Inc. Employee Stock Purchase Plan, a plan intended to qualify under Section 423 of the Code.

“Purchase Period” means the period of an Offering beginning on the Grant Date and ending on the Expiration Date.

“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

“Subsidiary” means any company in an unbroken chain of companies beginning with (and including) the Company in which each company other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

3. Administration of the Plan. The Committee shall administer the Plan. The Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and its employees.

The Committee may in its sole discretion determine from time to time that the Company shall grant Purchase Rights under an Offering to all of the then eligible Employees, provided, however, that it shall be under no obligation to do so.

4. Participation in the Plan. The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Grant Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.

5. Stock.

(a) The stock subject to an Offering shall be authorized but unissued shares of Common Stock. Subject to adjustment in accordance with the provisions of paragraph 11(f) hereof, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 6,500,000 shares.

(b) In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.

6. Number of Shares That an Employee May Purchase.

(a) An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole shares of Common Stock determined by the Committee from time to time.

(b) The number of whole shares of Common Stock that a participating Employee may purchase on the Expiration Date shall be determined by dividing such Employee’s contributions accumulated prior to such Expiration Date and retained in such Employee’s account as of the Expiration Date by the applicable purchase price; provided however that such purchase shall be subject to the limitations set forth in this Section 6.

(c) Notwithstanding the foregoing provisions of the Plan, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan, as defined in Section 423 of the Code, has an aggregate fair market value (measured in each case as of the Grant Date) in excess of $25,000.

7. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents provided by the Company and submitting them in the form and manner designated by the Company.

(b) Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering, unless sooner terminated by the participating Employee as provided in Section 10.

8. Method of Payment of Contributions.

(a) A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee’s Compensation during the Offering. All payroll deductions made by a participating Employee shall be credited to his or her account under the Plan. A participating Employee may not make any additional payments into such account.

(b) A participating Employee may discontinue his or her participation in the Plan as provided in Section 10.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6 hereof, the Company may cause a participant’s payroll deductions to be decreased in respect of an Offering year to zero percent (0%).

9. Exercise of Purchase Rights. Unless a participating Employee withdraws from the Plan as provided in Section 10, his or her right to purchase whole shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her account.

10. Voluntary Withdrawals; Termination of Employment.

(a) A participating Employee may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time prior to the Expiration Date of an Offering by notifying the Company in the form and manner designated by the Company. All of the participating Employee’s contributions credited to his or her account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering.

(b) Upon termination of the participating Employee’s Continuous Status as an Employee prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Employee’s estates, and his or her Purchase Right will be automatically terminated.

(c) A participating Employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

11. Terms and Conditions of Offerings.

(a) General:

The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

(b) Purchase Price:

The purchase price per share will be established by the Committee for each offering but in no event will the purchase price per share be less than 85% of the lower of the Fair Market Value of a share of Common Stock on the Grant Date and the Expiration Date.

(c) Term of Offerings:

Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

(d) Employee’s Purchase Directions:

Each Offering shall provide that the participating Employee at the conclusion of the Purchase Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Employee’s account unless such Employee shall, in the manner provided for in the Offering, notify the Company as set forth in Section 10 that the Employee does not desire to purchase any of such shares.

(e) Change-in-Control:

Upon a Change-in-Control, the Expiration Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Plan as provided in Section 10, all then outstanding Purchase Rights shall be deemed to have been exercised on such Expiration Date as provided in Section 9.

(f) Adjustments:

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights provided, however, that the number of shares subject to any such Purchase Rights shall always be a whole number.

(g) Assignability:

No rights hereunder shall be assignable or transferable.

(h) Employee’s Agreement:

If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

(i) Rights as a Shareholder:

An Employee who has been granted Purchase Rights hereunder shall have no rights as a shareholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(j) Interest:

No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

12. Term of Plan. No grant of Purchase Rights shall be made after July 1, 2006.

13. Amendments. The Plan is wholly discretionary in nature. As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the shareholders, make any amendment for which shareholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 13 relating to shareholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of the Plan under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.

14. Application of Funds. The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.

15. Governing Law. The Plan and all Offerings shall be construed in accordance with and governed by the laws of the State of Pennsylvania without regard to the choice of law rules thereunder.

16. Additional Restrictions of Rule 16b-3. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 thereunder. The Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from such Section 16 with respect to Plan transactions.

151 Farmington Avenue
Hartford, Connecticut 06156

Printed on recycled paper.

GR-57956

Please mark your votes as in this example	8988

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

		FOR	WITHHELD
1.	Election of Directors (See reverse side)

For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2.	Approval of KPMG LLP as Independent Auditors

3.	Approval of Employee Stock Purchase Plan

The Board of Directors recommends a vote AGAINST Item 4.

		FOR	AGAINST	ABSTAIN
4.	Shareholder proposal on cumulative voting

Mark this box if you have more than one account and want to discontinue receiving multiple copies of future Annual Reports

Mark this box if you plan to attend the Annual Meeting

SIGNATURE(S)	DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2002 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should mark the box provided on the above proxy card and an admission card will then be mailed to you.

THANK YOU FOR VOTING!

AETNA INC.

PROXY

The undersigned hereby appoints Barbara Hackman Franklin, Michael H. Jordan and Jack D. Kuehler, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 26, 2002 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the six items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOMINEES FOR TERMS EXPIRING AT 2004 ANNUAL MEETING:

01. Ellen M. Hancock

02. Joseph P. Newhouse

03. Judith Rodin

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.

Please see the reverse of this card. To vote by mail, please sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

SHAREHOLDER ACCOUNT INQUIRIES

Aetna’s Transfer Agent, EquiServe Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about EquiServe’s DirectSERVICE Investment Program.

For direct deposit of dividends, registered shareholders may call EquiServe at 1-800-870-2340.

Registered shareholders with e-mail addresses can send account inquiries electronically to EquiServe at equiserve@equiserve.com.

Registered shareholders can also access their Aetna accounts via the Internet through EquiServe’s web site at http://www.equiserve.com.

Please mark your votes as indicated in this example

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

		FOR	WITHHELD

1.	Election of Directors
01	Ellen M. Hancock
02	Joseph P. Newhouse
03	Judith Rodin

For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN

2.	Approval of KPMG LLP as Independent Auditors

		FOR	AGAINST	ABSTAIN

3.	Approval of Employee Stock Purchase Plan

The Board of Directors recommends a vote AGAINST Item 4.

		FOR	AGAINST	ABSTAIN

4.	Shareholder proposal on cumulative voting

Mark this box if you plan to attend the Annual Meeting

This instruction card is solicited on behalf of Mellon Bank, N.A

Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given to the Trustee by the signer to vote at the 2002 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.

  FOLD AND DETACH HERE

TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should mark the box provided on the above voting instruction card. An admission card will then be mailed to you.

THANK YOU FOR VOTING.

AETNA INC.

To: Participants in the Aetna Incentive Savings Plan

Mellon Bank, N.A., the Trustee under the Aetna Incentive Savings Plan (the Plan), has been instructed to solicit your instructions on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 26, 2002 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by 4:00 p.m., Eastern time, on April 19, 2002 by completing, signing and returning this card, your shares will be voted by the Trustee in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

Please sign and date this card on the reverse side, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

  FOLD AND DETACH HERE

Participants who received the 2002 Aetna Inc. Proxy Statement and Aetna 2001 Annual Report, Financial Report over the Internet and who would like a printed copy of this document may call 1-800-237-4273.